Exhibit 99.1

North American Financial Holdings, Inc. to invest $175 million in TIB Financial Corp.

Naples, FL (June 29, 2010) --- TIB Financial Corp. (Nasdaq:TIBB), parent company of TIB Bank and Naples Capital Advisors, leading financial services providers serving the greater Naples, Bonita Springs, Fort Myers and Cape Coral areas, South Miami-Dade County, the Florida Keys and Sarasota County today announced that the bank holding company North American Financial Holdings, Inc. (NAFH) has agreed to invest approximately $175 million in TIB through the purchase of newly issued shares of TIB common stock and convertible preferred stock.   In addition, during the 18-month period following the closing of its initial investment in TIB, NAFH will have the right to invest up to an additional $175 million.
“We are very pleased to have reached agreement on our investment in TIB.  The more we studied TIB, the more impressed we were with its management team, their commitment to their customers and excellent service that has long been a hallmark of the company.  TIB has a very solid foundation in its current markets. We intend to build on this platform by expanding the bank’s product line and also through our continued investment in Florida and the greater Southeast,” said R. Eugene Taylor, NAFH Chairman and Chief Executive Officer.

“Our investment in TIB is expected to immediately reestablish it as a profitable bank, with a strong balance sheet and one of the strongest capital bases of any community bank in Florida. That capital base will allow us to immediately expand our lending activity into communities that are clearly in need of credit,” said Christopher G. Marshall, NAFH Chief Financial Officer.

“We are thrilled to be partnering with North American Financial Holdings to recapitalize TIB.  Gene Taylor is one of the best known and most highly respected bankers in Florida and his expertise along with NAFH's capital investment will allow us to comply with our current regulatory requirements and to be even more competitive in our current markets and in every market we choose to enter,” said Thomas J. Longe, Vice Chairman, Chief Executive Officer and President of TIB Financial Corp.

Pursuant to the definitive agreement, TIB agreed to sell to NAFH, at the closing of the investment, 700 million shares of its common stock at a purchase price of $0.15 per share and 70,000 shares of newly created mandatorily convertible participating voting preferred stock at a purchase price of $1,000 per share. The preferred stock will have a liquidation preference of $1,000 per share and each share of preferred stock will be convertible into a number of shares of the Company's common stock equal to the liquidation preference divided by $0.15 (subject to customary anti-dilution adjustments).  After giving effect to the NAFH investment, it is expected that NAFH would own approximately 99% of the Company’s common stock (on an as-converted basis). The Company also intends to conduct a rights offering to legacy shareholders of rights to purchase up to 149 million shares of common stock at a price of $0.15 per share, which could raise up to $22.4 million, which would equate to 12% of the Company’s pro-forma fully diluted equity.  In addition, during the 18-month period following the closing of its initial investment in the Company, NAFH will have the right to invest up to an additional $175 million in preferred stock and/or common stock on the above terms.

Upon closing of the investment, each of TIB and TIB Bank will add experienced bankers R. Eugene (Gene) Taylor, Christopher (Chris) G. Marshall, R. Bruce Singletary and Kenneth (Ken) A. Posner to its board of directors, along with other directors to be designated by NAFH.
The investment is subject to satisfaction or waiver of certain closing conditions, including reaching an agreement with the U.S. Department of the Treasury to repurchase the preferred stock and warrant issued under the Troubled Asset Relief Program Capital Purchase Program on terms acceptable to NAFH, the receipt by TIB of the requisite governmental and regulatory approvals as well as the approval of the NASDAQ Stock Market to issue the common stock and preferred stock in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).  The NAFH investment is expected to close in the third quarter of 2010.

UBS Investment Bank served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to NAFH.  Sandler O’Neill + Partners served as financial advisor and Smith Mackinnon served as legal advisor to TIB.

About NAFH
North American Financial Holdings, Inc. is a national bank holding company headquartered in Charlotte, North Carolina and Jacksonville, Florida.  NAFH was incorporated in the state of Delaware in 2009 and has raised approximately $900 million of equity capital, which it intends to invest in undercapitalized banks with the goal of establishing a strongly capitalized, high performance regional bank.

The management team of NAFH includes:

R. Eugene (Gene) Taylor, NAFH Chairman and Chief Executive Officer. Mr. Taylor retired as Vice Chairman of Bank of America following a 38-year career during which he served as President of Bank of America’s Consumer and Commercial Bank and the Global Corporate and Investment Bank.  He is a native Floridian and a graduate of the Florida State University School of Business.

Christopher (Chris) G. Marshall, NAFH Chief Financial Officer, previously served as CFO and COO of Bank of America’s Global Consumer and Small Business Bank and as Chief Financial Officer of Fifth Third Bank.  Mr. Marshall is a graduate of the University of Florida and Pepperdine University School of Business.

R. Bruce Singletary, NAFH Chief Risk Officer, spent 31 years at Bank of America in various credit risk roles, including serving as Chief Risk Officer for Bank of America’s Florida Bank.  Mr. Singletary graduated from Clemson University and earned an MBA from Georgia State University.  Mr. Singletary resides in Jacksonville, Florida.

Kenneth (Ken) A. Posner, spent 15 years at Morgan Stanley, most recently serving as a Managing Director and equity research analyst for a wide range of financial services firms. Mr. Posner is a graduate of Yale College and earned an MBA from the University of Chicago.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $164 million of assets under advisement.  TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively. Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB's investor relations site at www.tibfinancialcorp.com.

CONTACTS:

North American Financial Holdings
Christopher G. Marshall, Chief Financial Officer
4725 Piedmont Row Drive Charlotte, NC 28210
(704) 554-5901 (ph); (704) 964-2442 (cell)

TIB Financial Corp.
Thomas J. Longe, Chief Executive Officer and President (239) 659-5857
Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer (239) 659-5876

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company's control, may cause actual results to differ materially from those in the "forward-looking" statements, including economic and other conditions in the markets in which the Company operates; inability to complete the investment announced today; management's ability to effectively execute the Company's business plan; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of the Bank's borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; competition; seasonality; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

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